Exhibit 99

Acadia Healthcare Reports First Quarter 2019 Revenue of $760.6 Million, EPS of $0.34 and Adjusted EPS of $0.39

U.S. Same Facility Revenue Grows 6.1%

FRANKLIN, Tenn.--(BUSINESS WIRE)--April 30, 2019--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2019.

The Company reported revenue of $760.6 million for the first quarter of 2019, a 2.5% increase compared with $742.2 million for the first quarter of 2018. Net income attributable to Acadia stockholders was $29.5 million, or $0.34 per diluted share, for the first quarter of 2019 compared with $50.8 million, or $0.58 per diluted share, for the first quarter of 2018. Results for the first quarter of 2019 include transaction-related expenses of $4.3 million and the income tax effect of adjustments to income of $0.5 million based on a tax rate of 16.6%. Adjusted income attributable to Acadia stockholders was $34.3 million, or $0.39 per diluted share, for the first quarter of 2019. Results for the first quarter of 2018 included a tax benefit of $10.5 million due to the Tax Cuts and Jobs Act of 2017, transaction-related expenses of $4.8 million, debt extinguishment costs of $0.9 million, and the income tax effect of adjustments to income of $0.9 million based on a tax rate of 15.9%. Adjusted income attributable to Acadia stockholders for the first quarter of 2018 was $45.2 million, or $0.52 per diluted share.

A reconciliation of all non-GAAP financial results in this release appears beginning on page 8.

“We are pleased to report a solid start to 2019 with our first quarter financial and operating results in line with expectations,” said Debbie Osteen, Chief Executive Officer of Acadia Healthcare Company. “Our U.S. operations performed well with favorable trends in key operating metrics. The results from our U.K. operations showed consistent top line growth with revenue within our anticipated range. We remain focused on implementing our plans to improve the operating performance of our U.K. facilities.

“We continued to execute our growth strategy by expanding our service offerings and capacity with the addition of 260 beds during the first quarter. These expansions included the addition of 100 beds to existing facilities and 160 beds relating to two previously announced de novo facilities, Mount Carmel Behavioral Health, a joint venture, in Columbus, Ohio, and Rio Vista Behavioral Health in El Paso, Texas. On February 15, 2019, we completed two acquisitions – The Whittier Pavilion, a 71-bed inpatient psychiatric hospital located in Haverhill, Massachusetts, and Mission Treatment, a system of nine comprehensive treatment centers that provide medication-assisted treatment and counseling for people struggling with narcotics addiction in California, Nevada, Arizona and Oklahoma. Exclusive of acquisitions, we expect to add approximately 700 beds to existing and new facilities during 2019,” added Osteen.

The Company’s total same facility revenue increased 5.6% for the first quarter of 2019 compared with the first quarter of 2018, including a 2.8% increase in patient days and a 2.7% increase in revenue per patient day. Total same facility EBITDA margin declined 150 basis points to 22.7%. U.S. same facility revenue rose 6.1%, on a 4.3% increase in patient days and a 1.7% increase in revenue per patient day. U.S. same facility EBITDA margin was consistent with the first quarter last year at 26.1%. U.K. same facility revenue grew 4.7% for the first quarter of 2019 from the first quarter last year, including a 0.9% increase in patient days and a 3.7% increase in revenue per patient day. U.K. same facility EBITDA margin declined 430 basis points to 16.3%. Acadia’s consolidated adjusted EBITDA for the first quarter of 2019 was $136.0 million, compared with $145.7 million for the first quarter of 2018.

Osteen added, “As we noted on our fourth quarter 2018 conference call, Acadia’s senior management team and Board of Directors are conducting a strategic review of our entire operations, and we expect to provide an update of this review in late May.”

Acadia today affirmed its previously established financial guidance for 2019, as follows:

  Revenue for 2019 in a range of $3.15 billion to $3.2 billion;
  Adjusted EBITDA for 2019 in a range of $610 million to $630 million;
  Adjusted earnings per diluted share for 2019 in a range of $2.15 to $2.30; and
  An exchange rate of $1.30 per British Pound Sterling and a tax rate of approximately 16%.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

EBITDA is defined as net income adjusted for net income attributable to noncontrolling interests, provision for (benefit from) income taxes, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. Adjusted income is defined as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs and income tax effect of adjustments to income.

Acadia will hold a conference call to discuss its first quarter 2019 financial results at 9:00 a.m. Eastern Time on Wednesday, May 1, 2019. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through May 15, 2019.

Risk Factors

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to Brexit; (ii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iii) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents and governmental investigations, which could adversely affect the price of our common stock and result in substantial fines and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a leading provider of behavioral healthcare services. At March 31, 2019, Acadia operated a network of 593 behavioral healthcare facilities with approximately 18,100 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands, except per share amounts)

Revenue	$760,617	$742,241

Salaries, wages and benefits (including equity-based compensation expense of $6,101 and $6,919, respectively)	429,579	411,528
Professional fees	57,007	54,018
Supplies	29,957	29,364
Rents and leases	20,307	20,288
Other operating expenses	93,865	88,231
Depreciation and amortization	40,580	39,773
Interest expense, net	48,130	45,243
Debt extinguishment costs	-	940
Transaction-related expenses	4,321	4,768
Total expenses	723,746	694,153
Income before income taxes	36,871	48,088
Provision for (benefit from) income taxes	7,360	(2,786)
Net income	29,511	50,874
Net income attributable to noncontrolling interests	(40)	(55)
Net income attributable to Acadia Healthcare Company, Inc.	$29,471	$50,819

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.34	$0.58
Diluted	$0.34	$0.58

Weighted-average shares outstanding:
Basic	87,505	87,121
Diluted	87,694	87,294

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2019	2018
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$43,684	$50,510
Accounts receivable, net	331,851	318,087
Other current assets	76,979	81,820
Total current assets	452,514	450,417
Property and equipment, net	3,173,052	3,107,766
Goodwill	2,441,999	2,396,412
Intangible assets, net	89,796	88,990
Deferred tax assets	3,436	3,468
Derivative instrument assets	46,304	60,524
Operating lease right-of-use assets	506,787	-
Other assets	71,629	64,927
Total assets	$6,785,517	$6,172,504

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$36,503	$34,112
Accounts payable	116,666	117,740
Accrued salaries and benefits	108,546	113,299
Current portion of operating lease liabilities	27,984	-
Other accrued liabilities	134,972	151,226
Total current liabilities	424,671	416,377
Long-term debt	3,221,709	3,159,375
Deferred tax liabilities	76,922	80,372
Operating lease liabilities	504,753	-
Other liabilities	122,188	154,267
Total liabilities	4,350,243	3,810,391
Redeemable noncontrolling interests	31,931	28,806
Equity:
Common stock	876	874
Additional paid-in capital	2,546,759	2,541,987
Accumulated other comprehensive loss	(426,586)	(462,377)
Retained earnings	282,294	252,823
Total equity	2,403,343	2,333,307
Total liabilities and equity	$6,785,517	$6,172,504

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands)
Operating activities:
Net income	$29,511	$50,874
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	40,580	39,773
Amortization of debt issuance costs	2,888	2,525
Equity-based compensation expense	6,101	6,919
Deferred income taxes	(666)	1,897
Debt extinguishment costs	-	940
Other	2,187	1,043
Change in operating assets and liabilities:
Accounts receivable, net	(11,980)	(18,793)
Other current assets	(5,875)	(13,216)
Other assets	295	(1,268)
Accounts payable and other accrued liabilities	(15,701)	(3,368)
Accrued salaries and benefits	(5,849)	4,802
Other liabilities	2,182	509
Net cash provided by continuing operating activities	43,673	72,637
Net cash used in discontinued operating activities	-	(287)
Net cash provided by operating activities	43,673	72,350

Investing activities:
Cash paid for acquisitions, net of cash acquired	(40,400)	-
Cash paid for capital expenditures	(69,248)	(70,327)
Cash paid for real estate acquisitions	(1,066)	(4,293)
Other	613	(4,066)
Net cash used in investing activities	(110,101)	(78,686)

Financing activities:
Borrowings on revolving credit facility	71,573	-
Principal payments on long-term debt	(8,246)	-
Common stock withheld for minimum statutory taxes, net	(1,327)	(2,030)
Other	(3,497)	(2,704)
Net cash provided by (used in) financing activities	58,503	(4,734)

Effect of exchange rate changes on cash	1,099	1,588

Net decrease in cash and cash equivalents	(6,826)	(9,482)
Cash and cash equivalents at beginning of the period	50,510	67,290
Cash and cash equivalents at end of the period	$43,684	$57,808

Effect of acquisitions:
Assets acquired, excluding cash	$44,028	$-
Liabilities assumed	(3,628)	-
Cash paid for acquisitions, net of cash acquired	$40,400	$-

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended March 31,
	2019	2018	% Change
Same Facility Results (a,c)
Revenue	$723,807	$685,226	5.6%
Patient Days	1,123,008	1,092,369	2.8%
Admissions	43,727	41,141	6.3%
Average Length of Stay (b)	25.7	26.6	-3.3%
Revenue per Patient Day	$645	$627	2.7%
EBITDA margin	22.7%	24.2%	-150 bps

U.S. Same Facility Results (a)
Revenue	$475,018	$447,584	6.1%
Patient Days	625,554	599,510	4.3%
Admissions	41,343	38,705	6.8%
Average Length of Stay (b)	15.1	15.5	-2.3%
Revenue per Patient Day	$759	$747	1.7%
EBITDA margin	26.1%	26.1%	0 bps

U.K. Same Facility Results (a,c)
Revenue	$248,789	$237,642	4.7%
Patient Days	497,454	492,859	0.9%
Admissions	2,384	2,436	-2.1%
Average Length of Stay (b)	208.7	202.3	3.1%
Revenue per Patient Day	$500	$482	3.7%
EBITDA margin	16.3%	20.6%	-430 bps

U.S. Facility Results
Revenue	$487,960	$462,405	5.5%
Patient Days	640,324	612,889	4.5%
Admissions	42,252	38,932	8.5%
Average Length of Stay (b)	15.2	15.7	-3.7%
Revenue per Patient Day	$762	$754	1.0%
EBITDA margin	24.4%	25.3%	-90 bps

U.K. Facility Results (c)
Revenue	$272,657	$261,891	4.1%
Patient Days	664,393	665,571	-0.2%
Admissions	2,758	2,762	-0.1%
Average Length of Stay (b)	240.9	241.0	0.0%
Revenue per Patient Day	$410	$393	4.3%
EBITDA margin	14.7%	18.3%	-360 bps

Total Facility Results (c)
Revenue	$760,617	$724,296	5.0%
Patient Days	1,304,717	1,278,460	2.1%
Admissions	45,010	41,694	8.0%
Average Length of Stay (b)	29.0	30.7	-5.5%
Revenue per Patient Day	$583	$567	2.9%
EBITDA margin	20.9%	22.8%	-190 bps

(a) Results for the periods presented exclude the elderly care division of our U.K. operations and certain closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three months ended March 31, 2018 is adjusted to reflect the foreign currency exchange rate for the comparable period of 2019 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three months ended March 31, 2018 is 1.30.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$29,471	$50,819
Net income attributable to noncontrolling interests	40	55
Provision for (benefit from) income taxes	7,360	(2,786)
Interest expense, net	48,130	45,243
Depreciation and amortization	40,580	39,773
EBITDA	125,581	133,104

Adjustments:
Equity-based compensation expense (a)	6,101	6,919
Transaction-related expenses (b)	4,321	4,768
Debt extinguishment costs (c)	-	940
Adjusted EBITDA	$136,003	$145,731

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$29,471	$50,819

Adjustments to income:
Transaction-related expenses (b)	4,321	4,768
Tax reform impact (d)	-	(10,472)
Debt extinguishment costs (c)	-	940
Income tax effect of adjustments to income (e)	549	(861)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$34,341	$45,194

Weighted-average shares outstanding - diluted	87,694	87,294

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.39	$0.52

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income attributable to noncontrolling interests, provision for (benefit from) income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. We define Adjusted income as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs, and income tax effect of adjustments to income.

EBITDA, Adjusted EBITDA, and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to acquisitions, termination, restructuring and closing costs.

(c) Represents debt extinguishment costs recorded in connection with the repricing amendments to the Amended and Restated Credit Agreement in March 2018.

(d) Represents tax benefit related to the enactment of the Tax Cuts and Jobs Act.

(e) Represents the income tax effect of adjustments to income based on tax rates of 16.6% and 15.9% for the three months ended March 31, 2019 and 2018, respectively.

CONTACT:
Gretchen Hommrich
Director, Investor Relations
(615) 861-6000